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                                                                  EXHIBIT (e)(2)


                      TENDER, VOTING AND OPTION AGREEMENT

     TENDER, VOTING AND OPTION AGREEMENT, dated as of August 28, 2000 (this "Agreement"), among Foster's Brewing Group Limited, a corporation organized
 ---------
under the laws of the State of South Australia, Commonwealth of Australia (ABN:
49 007 620 886) ("Parent"), Bordeaux Acquisition Corp., a Delaware corporation
                  ------
and wholly owned subsidiary of Parent ("Purchaser") and each of the stockholders
                                        ---------
of the Company set forth on Schedule A hereto (each, a "Stockholder" and,
                                                        -----------
collectively, the "Stockholders").
                   ------------

                                   RECITALS:

     A. Parent, Purchaser and Beringer Wine Estates Holdings, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of
                  -------
Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which
                                          ----------------
Purchaser will acquire the Company in a tender offer followed by a merger on the terms and subject to the conditions set forth in the Merger Agreement. Except as otherwise defined herein, terms used herein with initial capital letters have the respective meanings ascribed thereto in the Merger Agreement.

     B. As of the date hereof, each Stockholder beneficially owns and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of Class A Common Shares and/or Class B Common Shares of the Company set forth opposite such Stockholder's name on Schedule A hereto (such Shares, together with any other Shares the beneficial ownership of which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated pursuant to Section 6.2 hereof, are collectively referred to herein as such Stockholder's "Subject Shares").
               --------------

     C. As a condition and inducement to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                          I. TENDER OF SUBJECT SHARES

     1.1  Agreement to Tender Shares. Each Stockholder will tender or cause to
          --------------------------
be validly tendered (and not withdrawn) pursuant to and in accordance with the terms of the Offer and Section 14d-2 under the Securities Exchange Act of 1934, not later than the tenth business day after commencement of the Offer and will cause to remain validly tendered and not withdrawn until termination of this Agreement, all of such Stockholder's Subject Shares (other than Shares for which unexercised options are exercisable unless such options have been exercised). Each Stockholder hereby acknowledges that Purchaser's obligation to accept for payment and pay for Shares (including
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such Stockholder's Subject Shares) pursuant to the Offer is subject to the terms and conditions of the Offer set forth in the Merger Agreement. Notwithstanding the provisions of the first sentence of this Section 1.1, in the event that any Subject Shares are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Subject Shares will remain subject to the terms of this Agreement. Nothing in this Agreement shall obligate any Stockholder to exercise any option to purchase Shares.

                         II. VOTING OF SUBJECT SHARES

     2.1  Agreement to Vote Subject Shares. From the date hereof until this
          --------------------------------
Agreement is terminated pursuant to Section 6.2, at any meeting of the stockholders of the Company called to consider and vote upon the adoption of the Merger Agreement (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of the adoption of the Merger Agreement by written consent of stockholders of the Company, each Stockholder will vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares which it has the right to vote in favor of the adoption of the Merger Agreement and in favor of any other matter necessary or appropriate for the consummation of the transactions contemplated by the Merger Agreement that is considered and voted upon at any such meeting or made the subject of any such written consent, as applicable. At any meeting of the stockholders of the Company called to consider and vote upon any Adverse Proposal (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of any Adverse Proposal by written consent of stockholders of the Company, each Stockholder will vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares which it has the right to vote against the adoption of such Adverse Proposal. For purposes of this Agreement, the term "Adverse Proposal" means any (a) Acquisition Transaction,
                     ----------------
(b) proposal or action that would reasonably be expected to result in a breach of any covenant, agreement, representation or warranty of the Company set forth in the Merger Agreement, or (c) the following actions (other than the Offer, the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii) (1) any change in a majority of the persons who constitute the board of directors of the Company as of the date hereof; (2) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws, as amended to date; (3) any other material change in the Company's corporate structure or business; or (4) any other action that, in the case of each of the matters referred to in clauses (iii)(1), (2) and (3) is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Offer or the Merger and the other transactions contemplated by this Agreement and the Merger Agreement or increase the likelihood that such transactions will not be consummated.

     2.2  Irrevocable Proxy. (a) Grant of Proxy. Each Stockholder hereby
          -----------------      --------------
appoints Parent and any designee of Parent, each of them individually, such Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to all of such Stockholder's Subject Shares which it has the right to vote (i) in accordance with Section 2.1 hereof

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and (ii) to sign its name (as a stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require in connection with any matter referred to in Section 2.1. This proxy is given to secure the performance of the duties of such Stockholder under this Agreement and its existence will not be deemed to relieve the Stockholders of their obligations under Section 2.1. Each Stockholder affirms that this proxy is coupled with an interest and is irrevocable until termination of this Agreement pursuant to Section 6.2, whereupon such proxy and power of attorney shall automatically terminate. Each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. For Subject Shares as to which the Stockholder is the beneficial but not the record owner, the Stockholder will cause any record owner of such Subject Shares to grant to Parent a proxy to the same effect as that contained herein.

          (b)  Other Proxies Revoked. Each Stockholder represents that any proxy
               ---------------------
heretofore given in respect of such Stockholder's Subject Shares is not irrevocable, and hereby revokes any and all such proxies.

                             III.  PURCHASE OPTION

     3.1  Grant of Option. Each Stockholder hereby grants to each of Parent and
          ---------------
Purchaser an irrevocable option to purchase such Stockholder's Subject Shares not purchased in the Offer (each, an "Option" and, collectively, the "Options")
                                      ------                          -------
on the terms and subject to the conditions set forth in this Article III at a purchase price per share equal to the Per Share Amount (the "Purchase Price").
                                                             ---------------

     3.2  Exercise of Option. (a) If the Offer is consummated but (whether due
          ------------------
to improper tender or withdrawal of tender or breach of Section 1.1) Purchaser has not accepted for payment and paid for all of the Subject Shares, the Options will become exercisable (in whole but not in part) and remain exercisable (in whole but not in part) thereafter until termination of this Agreement pursuant to Section 6.2 (the applicable period of exercisability being the "Option
                                                                   ------
Period"). Parent may exercise all of the Options of all of the Stockholders, in
------
whole but not in part, at any time during the Option Period. Notwithstanding anything in this Agreement to the contrary, Parent will be entitled to purchase all Subject Shares in respect of which it shall have exercised an Option in accordance with the terms hereof prior to the expiration of the Option Period, and the expiration of the Option Period will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such expiration.

          (b) If Parent wishes to exercise an Option, it will deliver to the applicable Stockholder (each a "Selling Stockholder") a written notice (an
                                -------------------
"Exercise Notice") to that effect which specifies (a) that it has irrevocably
 ---------------
exercised its right to purchase all the Subject Shares (other than those purchased in the Offer) and (b) a date (an "Option Closing Date"), not earlier
                                            -------------------
than two nor later than five business days after the date such Exercise Notice is delivered, for the consummation of the purchase and sale of such Subject Shares (an "Option Closing"); provided, however, that Parent will exercise the
            --------------    --------  -------
Option in accordance with the federal securities laws. If the Option Closing cannot be effected on the Option Closing Date specified in the Exercise Notice by reason of any applicable judgment, decree, order, law or regulation, or because any applicable waiting period under the HSR Act shall not have expired or

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been terminated, (i) the Stockholders will promptly take all such actions as may be requested by Parent, and will otherwise fully cooperate with Parent, to cause the elimination of all such impediments to the Option Closing and (ii) the Option Closing Date specified in the Exercise Notice will be extended to the second business day following the elimination of all such impediments. The place of the Option Closing will be at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, 32nd Floor, New York, New York 10022, and the time of the Option Closing will be 10:00 a.m. (Eastern Time) on the Option Closing Date.
Upon the giving by Parent to the Selling Stockholder of the Exercise Notice and the tender of the aggregate Purchase Price, Parent will be deemed to be the holder of record of the Subject Shares transferrable upon such exercise, notwithstanding that the stock transfer books of the Company are then closed or that certificates representing such Subject Shares have not been actually delivered to Parent.

     3.3  Payment and Delivery of Certificates. At any Option Closing, Parent
          ------------------------------------
will deliver to each Selling Stockholder, by wire transfer of immediately available funds to the account designated by such Selling Stockholder to Parent prior to the Option Closing, the Purchase Price payable in respect of the Subject Shares to be purchased from such Selling Stockholder at the Option Closing, and each Selling Stockholder will deliver to Parent such Subject Shares, free and clear of all Liens, with the certificate or certificates evidencing such Subject Shares being duly endorsed for transfer by such Selling Stockholder and accompanied by all powers of attorney and/or other instruments necessary to convey valid and unencumbered title thereto to Parent. The Selling Stockholder will pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 3.3 in the name of Parent or its designee.

     3.4  Adjustment upon Changes in Capitalization, Etc. In the event of any
          ----------------------------------------------
change in the capital stock of the Company by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares, extraordinary distribution or similar transaction, the type and number or amount of shares, securities or other property subject to each of the Options, and the Purchase Price payable therefor, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that (a) Parent will receive upon exercise of any Option the type and number or amount of shares, securities or property that Parent would have retained and/or been entitled to receive in respect of the applicable Selling Stockholder's Subject Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable, and
(b) the applicable Selling Stockholder will receive upon exercise of any Option granted by such Selling Stockholder the amount of cash that such Selling Stockholder would have received as a result of the exercise of the Option if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. The provisions of this Section 3.4 will apply in a like manner to successive stock dividends, subdivisions, reclassifications, recapitalizations, splits, combinations, exchanges of shares, extraordinary distributions or similar transactions.

     3.5  Sharing of Profits. (a) For the purposes of this Section 3.5 only, the
          ------------------
term "Stockholders" refers solely to Wine Partners, L.P., TPG Partners, L.P. TPG Parallel I, L.P. and TPG GenPar, L.P. (the "TPG Stockholders"). If (i) the Merger Agreement is terminated in circumstances in which Parent is entitled to a fee pursuant to Section 8.2(b) (ii) thereof and (ii) not later than one year from the date of

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termination of the Merger Agreement, (1) the Company consummates a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any sale of all or substantially all of the assets or equity securities of, the Company and its Subsidiaries (a "Business
                                                                     --------
Combination"), (2) the Company enters into an Acquisition Agreement providing
-----------
for a Business Combination, which Business Combination is ultimately consummated, irrespective of when such consummation occurs, (3) a TPG Stockholder disposes of any or all of its Subject Shares to any person not an affiliate or an associate of Parent or Purchaser or to the Company or any affiliate thereof in connection with a Business Combination, or (4) a TPG Stockholder realizes proceeds in respect of its Subject Shares as a result of a distribution to such TPG Stockholder by the Company following the sale of substantially all of the Company's assets in connection with a Business Combination (each, a "Subsequent Transaction"), in each case at a per share
                      ----------------------
price or with equivalent per share proceeds (including, in the case of clause
(4), the market value of the Shares after giving effect to such transactions), as the case may be (the "Subsequent Price"), having a value in excess of the Per
                         ----------------
Share Amount, then the TPG Stockholder will promptly pay to Parent an amount equal to one-half of the product of (x) the excess of the Subsequent Price over the Per Share Amount multiplied by (y) the number of Subject Shares beneficially owned (other than beneficially owned solely by reason of having a right to vote) by such TPG Stockholder at the time a Business Combination is consummated (in the case of clauses (1), (2) and (3)) or disposal by such TPG Stockholder (in the case of clause (4)). Any non-cash consideration received by the TPG Stockholder in a Subsequent Transaction will be valued at fair market value at the time of receipt thereof by the TPG Stockholder. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing the TPG Stockholder's ownership of the Company's capital stock or other securities, the Per Share Amount will be appropriately adjusted for the purpose of this Section 3.5(a).

     (b)  Indemnification (i) If Shares are purchased in the Offer pursuant to
          ---------------
the terms of the Merger Agreement, Parent and Purchaser hereby jointly and severally agree to indemnify fully, hold harmless and defend the TPG Stockholders and their respective successors and assigns solely in such party's capacity as a stockholder of the Company (collectively, the "Indemnitees") from and against any and all costs and expenses (including, but not limited to, reasonable attorneys' fees and the costs and expenses of investigating, defending and litigating any claims), judgments, fines, losses, claims, damages and liabilities to the extent sustained or incurred by any Indemnitee in connection with any action, suit or proceeding by or on behalf of any stockholder of the Company, other than any Indemnitee (a "Claim") arising out of, relating to or based upon this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby; provided that the Indemnitee acted in good faith in connection with the matters that are the subject of such Claim. Notwithstanding anything contained in this Section 3.5(b), no claim for indemnity under this Section 3.5(b) may be asserted by any Indemnitee arising or resulting from (1) any breach by the Company of any representation, warranty or covenant of the Company in the Merger Agreement or (2) any breach by any party to this Agreement (other than by Parent or Purchaser) of any representation, warranty or covenant in this Agreement.

     (ii) Each Indemnitee shall give Parent notice in writing as soon as practicable after Indemnitee receives notice of a Claim made against Indemnitee for which indemnification will or could be sought under this Section 3.5(b). Written notice to Parent shall be given in accordance with Section 6.6. The failure to notify Parent as required pursuant to this paragraph (ii) will not relieve Parent or Purchaser from any liability hereunder unless and to the extent Parent or Purchaser did not otherwise learn of such action and such failure results in the forfeiture by Parent or Purchaser of any significant right or defense. In addition, Indemnitee shall give Parent such information and cooperation as Parent may reasonably request in connection with the defense of any Claim for which indemnification is sought under this Section 3.5(b).

     (iii) Parent and Purchaser will be entitled to participate in the defense of any Claim for which indemnification will or could be sought under this Section 3.5(b) or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, provided that in the event that (1) the use of counsel chosen by Parent and Purchaser to represent Indemnitee would present such counsel with an actual or potential conflict, (2) the named parties in any such Claim (including any impleaded parties) include or is reasonably likely to include both Parent or Purchaser and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to it that are different from or in addition to those available to Parent or Purchaser, or (3) any such representation by Parent or Purchaser would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee will be entitled to retain separate counsel (but not more than one law firm for all Indemnitees plus, if applicable, local counsel in respect of any particular Claim) at Parent's expense. Parent and Purchaser will not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Claim which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability on any claims that are the subject matter of or are related to such Claim.

     (iv) Purchaser and Parent will not be liable under this Section 3.5(b) to make any payment to an Indemnitee to the extent Indemnitee has otherwise actually received payment (net of expenses incurred in connection therewith) under any insurance policy, the certificate of incorporation or bylaws of the Company or otherwise of the amounts otherwise indemnifiable hereunder.

                      IV. REPRESENTATIONS AND WARRANTIES

     4.1  Certain Representations and Warranties of the Stockholders. Each
          ----------------------------------------------------------
Stockholder, severally and not jointly, represents and warrants to Parent and Purchaser, as of the date hereof , as of the Option Closing Date and as of the Closing Date, as follows:

          (a)  Ownership. Such Stockholder is the sole record and beneficial
               ---------
owner of the options to acquire Shares described on Schedule B hereto (the "Existing Options") and will, upon exercise, have full and unrestricted power to
 ----------------
dispose of and to vote any Shares for which the Existing Options are exercisable ("Option Shares"). Such Stockholder is the sole record and beneficial owner of
  -------------
the number of Shares set forth opposite such Stockholder's name on Schedule A hereto, has full and unrestricted power to dispose of and to vote such Shares. Such Shares are now, and at all times during the term hereof will be, and such Option Shares will upon exercise and at all times thereafter during the term hereof be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens and proxies, except for any Liens or proxies arising hereunder. The transfer by such Stockholder of its Subject Shares to Purchaser or Parent pursuant to the Offer or the applicable Option, respectively, will pass to and unconditionally vest in Purchaser or Parent good and valid title to those Subject Shares, free and clear of all Liens other than restrictions set forth under applicable securities laws. Except as set forth opposite the Stockholder's name on Schedule A or Schedule B hereto, such Stockholder (i) does not beneficially own any securities of the Company on the date hereof; (ii) does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Stockholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that allows or obligates him to vote, dispose of or acquire any securities of the Company; and (iii) holds exclusive power to vote the Subject Shares and has not granted a proxy to any other Person to vote the Subject Shares, subject to the limitations set forth in this Agreement.

     (b)  Power and Authority; Execution and Delivery. Each Stockholder that is
          -------------------------------------------
not a natural person is a limited partnership or corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Stockholder has all requisite partnership, corporate or individual, as applicable, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

     (c)  No Conflicts. The execution and delivery of this Agreement do not,
          ------------
and, subject to compliance with the HSR Act and appropriate filings under securities laws (which each Stockholder agrees to make promptly), to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, notice or acceleration under, (i) the Stockholder's articles of organization, partnership agreement or similar constituent documents, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound, (iii) any injunction judgment, writ, decree, order or ruling applicable to the Stockholder or (iv) any law, statute, rule or regulation applicable to the Stockholder; except in the case of clauses (ii) and
(iii) for conflicts, violations, breaches or defaults that would not (1) impair the ability of the Stockholder to perform its obligations under this Agreement or (2) prevent or delay the consummation of any of the transactions contemplated hereby.

     (d)  Brokers. Except as set forth in Section 4.10 of the Merger Agreement,
          --------
no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of the Stockholder that is or will be payable by the Company or any of its Subsidiaries.

     4.2  Representations and Warranties of Parent and Purchaser. Each of Parent
          ------------------------------------------------------
and Purchaser hereby represents and warrants, jointly and severally, to each Stockholder, as of the date hereof and as of the Closing Date, that:

          (a)  Organization; Authority. Parent is a corporation duly organized
               -----------------------
and validly existing under the laws of the jurisdiction of its incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

          (b)  Execution and Delivery. This Agreement has been duly executed and
               ----------------------
delivered by Parent and Purchaser and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms.

          (c)  No Conflicts. Neither the execution and delivery of this
               ------------
Agreement nor the performance by Parent or Purchaser of its respective obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) Parent's or Purchaser's certificate of incorporation, bylaws or similar constituent documents, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser is bound,
(iii) any judgment, writ, decree, order or ruling applicable to Parent or Purchaser, or (iv) any law, statute, rule or regulation applicable to Parent or Purchaser; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that would not (1) impair the ability of Parent or Purchaser to perform its obligations under this Agreement or (2) prevent or delay the consummation of any of the transactions contemplated hereby.

          (d)  Securities Law Compliance. The Options and the Subject Shares to
               -------------------------
be acquired upon exercise of the Options are being and will be acquired by Parent without a view to public distribution thereof otherwise than in compliance with the Securities Act and applicable state securities laws and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and in compliance with applicable state securities laws. Neither Parent nor Purchaser will effect any offer or sale of Subject Shares which would cause any Stockholder to violate the registration requirements of the Securities Act or the registration or qualification requirements of the securities laws of any jurisdiction.

                     V. CERTAIN COVENANTS OF STOCKHOLDERS

     5.1  Restriction on Transfer of Subject Shares, Proxies and
          ------------------------------------------------------
Noninterference. No Stockholder will, directly or indirectly: (a) except
---------------
pursuant to the terms of this Agreement and for the conversion of Subject Shares at the Effective Time pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Subject Shares other than any sale, transfer or assignment to members of such Stockholder's family, a family trust of such Stockholder or a charitable institution if the transferee of such Subject Shares agrees in writing to be bound by the terms hereof and notice of such sale, transfer or assignment, including the name and address of the purchaser, transferree or assignee, is delivered to Parent pursuant to Section 6.6. hereof; (b) acquire any Shares or other securities of the Company (other than in connection with a transaction of the type described in Section 5.2 or the grant of Shares to Directors as Director compensation in accordance with past practice) or enter into any contract, option, arrangement or other undertaking with respect to the direct or indirect acquisition of any interest in or the voting of any Subject Shares or any other securities of the Company; (c) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares; or (d) take any action that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or have the effect of impairing the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

     5.2  Adjustments. (a) In the event (i) of any stock dividend, stock split,
          -----------
recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing a Stockholder's ownership of the Company's capital stock or other securities or (ii) a Stockholder becomes the beneficial owner of any additional Shares or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Shares hereunder.

          (b) Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Shares acquired by the Stockholder, if any, after the date hereof.

     5.3 No Solicitation. No Stockholder will take, authorize or permit any of its officers, directors, employees, agents or representatives (including any investment banker, financial advisor, attorney or accountant for such Stockholder) ("Representatives") to take, any action that the Company would be prohibited from taking under the first sentence of Section 5.2(a) of the Merger Agreement (disregarding for purposes of this Section 5.3 the proviso to such sentence). Each Stockholder will, and will cause its Representatives to, immediately cease all existing discussions or negotiations with respect to any of the foregoing and promptly (and in any event within one business day) advise Parent in writing of the receipt by such Stockholder of a request for information or any inquiries or proposals relating to an Acquisition Transaction. Notwithstanding any provision of this Section 5.3 or 5.6 to the contrary, (a) if any Stockholder is a member of the Board of Directors of the Company, such member of the Board of Directors of the Company may take actions in such capacity to the extent permitted by
Section 5.2 of the Merger Agreement, and (b) if any Stockholder is an officer of the Company, such officer may take actions in such capacity to the extent directed to do so by the Board of Directors in compliance with Section 5.2 of the Merger Agreement.

     5.4  Waiver of Appraisal Rights. Each Stockholder hereby waives any rights
          --------------------------
of appraisal or rights to dissent from the Merger that such Stockholder may have.

     5.5  Nonexercise of Rights of First Refusal. No Stockholder will exercise
          --------------------------------------
any purchase right or right of first refusal that it may have with respect to any Shares of any other Person in connection with any tender by such other Person of such Shares pursuant to the Offer.

     5.6  Cooperation. Each Stockholder will cooperate fully with Parent,
          -----------
Purchaser and the Company in connection with their respective reasonable best efforts to fulfill the conditions to (a) the Offer set forth in Annex I to the Merger Agreement and (b) the Merger set forth in Article VI of the Merger Agreement.

     5.7  Disclosure. Each Stockholder hereby authorizes Parent and Purchaser to
          ----------
publish and disclose in the Offer Documents, any announcement or disclosure required by the Australian Stock Exchange Listing Rules and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC in connection with either of the foregoing), its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

                              VI.  MISCELLANEOUS

     6.1  Fees and Expenses. Each party hereto will pay its own expenses
          -----------------
incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     6.2  Amendment; Termination. This Agreement may not be amended except by an
          ----------------------
instrument in writing signed on behalf of each of the parties hereto. This Agreement will terminate on the earliest to occur of (a) the consummation of the purchase of all the Subject Shares pursuant to the Offer, (b) the Effective Time or (c) the date the Merger Agreement is terminated in accordance with its terms. This Agreement may be earlier terminated by the mutual consent of the Board of Directors of Parent and the Stockholders representing a majority of the Subject Shares subject to this Agreement. Except as set forth below, in the event of termination of this Agreement pursuant to this Section 6.2, this Agreement will become null and void and of no effect with no liability on the part of any party hereto and all proxies granted hereby will be automatically revoked; provided, however, that no such termination will relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

     Notwithstanding anything to the contrary contained in this Agreement, (a) if this Agreement is terminated for any reason, Sections 3.5(a), 6.1, 6.5, 6.15 and 6.16 and this Section 6.2 will survive any termination of this Agreement indefinitely and (b) if this Agreement is terminated pursuant to clause (a) or
(b) in the preceding paragraph, Section 3.5(b) will survive such termination for a period of six years.

     6.3  Extension; Waiver. Any agreement on the part of a party to waive any
          -----------------
provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed as a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of a right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     6.4  Entire Agreement; No Third-Party Beneficiaries; Several Obligations.
          -------------------------------------------------------------------
This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such matters. Neither the Merger Agreement nor this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies. The obligations of, and the representations and warranties made by, each Stockholder shall be several and not joint and shall relate only to such Stockholder.

     6.5  Governing Law. This Agreement will be governed by, and construed in
          -------------
accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     6.6  Notices. Any notice required to be given hereunder will be sufficient
          -------
if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

               If to Parent or Purchaser:

               Foster's Brewing Group Limited
               77 Southbank Boulevard
               Southbank Victoria Australia 3006
               Attn: Company Secretary
               Fax No.: 011-613-9645-7226

               With copies to:

               Jones, Day, Reavis & Pogue
               599 Lexington Avenue
               New York, New York  10022
               Attn: James E. O'Bannon
               Fax No.: 212-755-7306

               If to any Stockholder:

               301 Commerce Street
               Suite 3300
               Fort Worth, Texas 76102
               Attention: Richard Ekleberry, Esq.
               Fax No.: 817-871-4088

               With copies to:

               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York 10006
               Attn: David Leinwand
               Fax No.: 212-225-3999


or to such other address as any party specifies by written notice, such notice being deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     6.7  Assignment. Neither this Agreement nor any of the rights, interests,
          ----------
or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of Parent or by Parent without the consent of the applicable Stockholder (and then only with respect to such Stockholder), and any such assignment or delegation that is not consented to will be null and void; provided that this Agreement, together with any rights, interests, or
--------
obligations of Parent hereunder, may be assigned or delegated, in whole or in part, by Parent to any direct or indirect wholly owned subsidiary of Parent without the consent of or any action by any Stockholder upon notice by Parent to each Stockholder affected thereby as herein provided; provided further, however,
                                                      -------- -------  -------
that any such assignment shall not relieve Parent of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including, without limitation, any Person to whom any Subject Shares are sold, transferred or assigned).

     6.8  Further Assurances. Each Stockholder will execute and deliver such
          ------------------
other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Parent in order to ensure that Parent and Purchaser receive the full benefit of this Agreement.

     6.9   Publicity. Parent, Purchaser, the Company and each Stockholder will
           ---------
consult with each other party before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby and will not issue any such press release or make any such public statement before such consultation, except as may be required by law or applicable stock exchange rules.

     6.10  Enforcement. Irreparable damage would occur in the event that any of
           -----------
the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     6.11  Severability. Whenever possible, each provision or portion of any
           ------------
provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     6.12  Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by each party and delivered to the other parties.

     6.13  Headings. The descriptive headings contained herein are for
           --------
convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

     6.14  Remedies Not Exclusive. All rights, powers and remedies provided
           ----------------------
under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     6.15  Jurisdiction; Consent to Service of Process. (a) Each party hereto
           -------------------------------------------
hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery or other courts of the State of Delaware (a "Delaware Court"), and any appellate court from any such court, in
             --------------
any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

           (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

          (c) No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.

          (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

     6.16 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES
          --------------------
ANY AND ALL RIGHT TO TRAIL BY JURY IN ANY LEGAL PROCEEDING ARISING OUR OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     6.17 Fiduciary Duties. Each Stockholder is signing this Agreement solely in
          ----------------
such Stockholder's capacity as the beneficial owner of Subject Shares and nothing contained herein shall limit or affect any actions taken by such Stockholder in his or her capacity as an officer or director of the Company and none of such actions in any such capacity shall be deemed to constitute a breach of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.

                                   FOSTER'S BREWING GROUP LIMITED

                                   By: /s/ Peter A. Bobeff
                                       -----------------------------------
                                       Name:  Peter A. Bobeff
                                       Title: SVP Commercial Affairs

                                   BORDEAUX ACQUISITION CORP.

                                   By: /s/ Terry J. Javis
                                      ------------------------------------
                                       Name:  Terry J. Davis
                                       Title: Director

CRULL FAMILY TRUST

By: /s/ Timm F. Crull              THE ROBERT E. STEINHAUER AND
   ----------------------------    VERNA STEINHAUER 1992 TRUST
    Name:  Timm F. Crull
    Title: Trustee                 By: /s/ Robert E. Steinhauer
                                      ------------------------------------
                                       Name:  Robert E. Steinhauer
MOONE FAMILY TRUST                     Title: Sr. Vice Pres. Vineyard Operations

By: /s/ E. Michael Moone
  -----------------------------
    Name:  E. Michael Moone        ROGERS FAMILY TRUST
    Title: Trustee
                                   By: /s/ Jesse Rogers
                                      ------------------------------------
PRIVATE RESERVE LP                     Name:  Jesse Rogers
                                       Title: Trustee
By: /s/ E. Michael Moone
   ----------------------------
    Name:  E. Michael Moone
    Title: General Partner         VARE FAMILY PARTNERSHIP

MOONE FAMILY FOUNDATION            By: /s/ George A. Vare
                                      ------------------------------------
By: /s/ E. Michael Moone               Name:  George A. Vare
   ----------------------------        Title: Trustee
    Name:  E. Michael Moone
    Title: Trustee
                                   PETERSON FAMILY TRUST

MOONE ENTERPRISES LLP              By: /s/ Thomas W. Peterson
                                      ------------------------------------
By: /s/ E. Michael Moone               Name:  Thomas W. Peterson
   ----------------------------        Title: Trustee
     Name:  E. Michael Moone

                                                  /s/ Timm F. Crull
                                                  ------------------------------
                                                  Timm F. Crull

                                                  /s/ William A. Franke
                                                  ------------------------------
WINE PARTNERS, L.P.                               William A. Franke
By: TPG Advisors, Inc., its general partner

By: /s/ James G. Coulter
    ---------------------------------------
    Name:  James G. Coulter
    Title: Founding Partner

TPG GENPAR, L.P.                                  /s/ E. Michael Moone
By: TPG Advisors, Inc., its general partner       ------------------------------
                                                  E. Michael Moone
By: /s/ James G. Coulter
    ---------------------------------------
    Name:  James G. Coulter                       /s/ Jesse Rogers
    Title: Founding Partner                       ------------------------------
                                                  Jesse Rogers

TPG PARALLEL I, L.P.
By: TPG GenPar, L.P., its general partner         /s/ George A. Vare
By: TPG Advisors, Inc., its general partner       ------------------------------
                                                  George A. Vare
By: /s/ James G. Coulter
    ---------------------------------------
    Name:  James G. Coulter                       /s/ Richard G. Carter
    Title: Founding Partner                       ------------------------------
                                                  Richard G. Carter

TPG PARTNERS, L.P.
By: TPG GenPar, L.P., its general partner         /s/ Lloyd P. Chasey
By: TPG Advisors, Inc., its general partner       ------------------------------
                                                  Lloyd P. Chasey
By: /s/ James G. Coulter
    ---------------------------------------
    Name: James G. Coulter                        /s/ Martin L. Foster
    Title: Founding Partner                       ------------------------------
                                                  Martin L. Foster


/s/ Richard L. Adams                              /s/ Walter T. Klenz
-------------------------------------------       ------------------------------
Richard L. Adams                                  Walter T. Klenz


/s/ Randy Christofferson                          /s/ Allan Tor Kenwood
-------------------------------------------       ------------------------------
Randy Christofferson                              Allan Tor Kenwood

/s/ Benjie Lawrence
-----------------------------
Benjie Lawrence

/s/ Thomas W. Peterson
-----------------------------
Thomas W. Peterson

/s/ Douglas W. Roberts
-----------------------------
Douglas W. Roberts



/s/ Peter Scott
-----------------------------
Peter Scott

/s/ Edward Sbagia
-----------------------------
Edward Sbagia

/s/ Robert E. Steinhauer
-----------------------------
Robert E. Steinhauer

/s/ Janelle E. Thompson
-----------------------------
Janelle E. Thompson

/s/ Douglas A. Walker
-----------------------------
Douglas A. Walker

/s/ James W. Watkins
-----------------------------
James W. Watkins

                                  SCHEDULE A
                                  ----------

----------------------------------------------------------------------------------------
STOCKHOLDER                          CLASS A SHARES      CLASS B SHARES     TOTAL A & B
----------------------------------------------------------------------------------------
Richard Adams                                   0               2,685           2,685
----------------------------------------------------------------------------------------
Randy Christofferson                            0               6,203           6,203
----------------------------------------------------------------------------------------
Timm F. Crull                                   0               8,498           8,498
----------------------------------------------------------------------------------------
Crull Family Trust                              0             149,540         149,540
----------------------------------------------------------------------------------------
William Franke                                  0               3,083           3,083
----------------------------------------------------------------------------------------
E. Michael Moone                                0               8,795           8,795
----------------------------------------------------------------------------------------
Moone Family Trust                         28,000                   0          28,000
----------------------------------------------------------------------------------------
Private Reserve LP                              0             202,068         202,068
----------------------------------------------------------------------------------------
Moone Family Trust                              0             261,410         261,410
----------------------------------------------------------------------------------------
Moone Family Foundation                         0               8,245           8,245
----------------------------------------------------------------------------------------
Moone Enterprises LLP                           0              17,359          17,359
----------------------------------------------------------------------------------------
Jesse Rogers                                    0               2,761           2,761
----------------------------------------------------------------------------------------
Rogers Family Trust                             0              22,287          22,287
----------------------------------------------------------------------------------------
George A. Vare                             14,000             127,673         141,673
----------------------------------------------------------------------------------------
Vare Family Partnership                         0              66,106          66,106
----------------------------------------------------------------------------------------
Richard G. Carter**                           796              21,651          22,447
----------------------------------------------------------------------------------------
Lloyd P. Chasey                                 0               7,000           7,000
----------------------------------------------------------------------------------------
Martin L. Foster**                            630              26,130          26,760
----------------------------------------------------------------------------------------
Allan Tor Kenward**                           796              16,445          17,241
----------------------------------------------------------------------------------------
Walter T. Klenz**                           3,980              65,600          69,580
----------------------------------------------------------------------------------------
Benjie Lawrence                                 0               7,000           7,000
----------------------------------------------------------------------------------------
Peterson Family Trust**                         0              29,728          29,728
----------------------------------------------------------------------------------------
Douglas W. Roberts**                          316              10,687          11,003
----------------------------------------------------------------------------------------
Edward Sbragia**                            1,856                   0           1,856
----------------------------------------------------------------------------------------
Peter Scott**                                   0               1,928           1,928
----------------------------------------------------------------------------------------
Robert E. Steinhauer**                      1,856                   0           1,856
----------------------------------------------------------------------------------------
The Robert E. Steinhauer and                    0              39,826          39,826
Verna Steinhauer 1992 Trust
----------------------------------------------------------------------------------------
Janelle E. Thompson**                         398                 295             693
----------------------------------------------------------------------------------------
Douglas A. Walker**                             0              31,244          31,244
----------------------------------------------------------------------------------------
Wine Partners, L.P.                        68,956                   0          68,956
----------------------------------------------------------------------------------------
TPG Partners, L.P.                      1,083,012           7,520,876       8,603,888
----------------------------------------------------------------------------------------
TPG Parallel I, L.P.                      107,934             749,537         857,471
----------------------------------------------------------------------------------------
TPG GenPar, L.P.                                0              11,692          11,692
----------------------------------------------------------------------------------------
TOTAL                                   1,312,530           9,426,169      10,738,882
----------------------------------------------------------------------------------------

** Excludes one Class B Common Share owned by each designated party. Parent and Purchaser hereby acknowledge that this Class B Common Share is not part of this Agreement and does not constitute a breach of the agreements and representations and warranties of the Stockholder contained herein.

                                  SCHEDULE B
                                  ----------

---------------------------------------------------------------------------------------
STOCKHOLDER                                                 OPTIONS TO PURCHASE SHARES
---------------------------------------------------------------------------------------
Richard Adams                                                           0
---------------------------------------------------------------------------------------
Randy Christofferson                                                    0
---------------------------------------------------------------------------------------
Timm F. Crull                                                           0
---------------------------------------------------------------------------------------
Crull Family Trust                                                      0
---------------------------------------------------------------------------------------
William Franke                                                          0
---------------------------------------------------------------------------------------
E. Michael Moone                                                        0
---------------------------------------------------------------------------------------
Moone Family Trust                                                      0
---------------------------------------------------------------------------------------
Private Reserve LP                                                      0
---------------------------------------------------------------------------------------
Moone Family Trust                                                      0
---------------------------------------------------------------------------------------
Moone Family Foundation                                                 0
---------------------------------------------------------------------------------------
Moone Enterprises LLP                                                   0
---------------------------------------------------------------------------------------
Jesse Rogers                                                            0
---------------------------------------------------------------------------------------
Rogers Family Trust                                                     0
---------------------------------------------------------------------------------------
George A. Vare                                                          0
---------------------------------------------------------------------------------------
Vare Family Partnership                                                 0
---------------------------------------------------------------------------------------
Richard G. Carter                                                     63,892
---------------------------------------------------------------------------------------
Lloyd P. Chasey                                                       30,000
---------------------------------------------------------------------------------------
Martin L. Foster                                                      45,806
---------------------------------------------------------------------------------------
Allan Tor Kenward                                                     54,892
---------------------------------------------------------------------------------------
Walter T. Klenz                                                      249,584
---------------------------------------------------------------------------------------
Benjie Lawrence                                                       25,000
---------------------------------------------------------------------------------------
Thomas W. Peterson                                                    33,342
---------------------------------------------------------------------------------------
Peterson Family Trust                                                   0
---------------------------------------------------------------------------------------
Douglas W. Roberts                                                    60,500
---------------------------------------------------------------------------------------
Edward Sbragia                                                       112,374
---------------------------------------------------------------------------------------
Peter Scott                                                          138,000
---------------------------------------------------------------------------------------
Robert E. Steinhauer                                                  90,317
---------------------------------------------------------------------------------------
The Robert E. Steinhauer and Verna Steinhauer 1992 Trust                0
---------------------------------------------------------------------------------------
Janelle E. Thompson                                                   62,517
---------------------------------------------------------------------------------------
Douglas A. Walker                                                     23,750
---------------------------------------------------------------------------------------
James W. Watkins                                                     135,000
---------------------------------------------------------------------------------------
Wine Partners, L.P.                                                     0
---------------------------------------------------------------------------------------
TPG Partners, L.P.                                                      0
---------------------------------------------------------------------------------------
TPG Parallel I, L.P.                                                    0
---------------------------------------------------------------------------------------
TPG GenPar, L.P.                                                        0
---------------------------------------------------------------------------------------
TOTAL                                                              1,124,974
---------------------------------------------------------------------------------------

                                      A-3